                                                                      Exhibit 11
                            SS&C Technologies, Inc.

               Statement Regarding The Computation of Net income
                  per common and common equivalent shares (4)

                                                                        Three Months Ended                  Six Months Ended
                                                                        ------------------                  ----------------
                                                                     June 30,         June 30,          June 30,         June 30,
                                                                     --------         --------          --------         --------
                                                                       1996             1997              1996             1997
                                                                       ----             ----              ----             ----
Historical - Primary (1):
              Weighted average issued common and preferred
              stock outstanding (2).........................        10,156,087       12,506,848         9,625,128        12,462,405
              Weighted average cheap stock (3)..............           484,380              -             484,380               -
              Weighted average common stock equivalents.....           698,500        1,370,126           698,500         1,370,126
              Less: Assumed purchase of treasury stock......          (198,717)      (1,044,138)         (229,991)       (1,030,500)
                                                               ---------------   --------------   ---------------   ---------------
                Weighted average number of common and common
                  equivalent shares outstanding.............        11,140,250       12,832,836        10,578,017        12,802,031
                                                               ===============   ==============   ===============   ===============
Net income..................................................           $98,743         $621,321          $411,922          $722,736
                                                               ===============   ==============   ===============   ===============
Net income per common and common equivalent share...........             $0.01            $0.05             $0.04             $0.06
                                                               ===============   ==============   ===============   ===============

Supplemental
Pro forma (5):
              Weighted average issued common and preferred
              stock outstanding.(2).........................        10,156,087       12,506,848         9,625,128        12,462,405
              Weighted average cheap stock (3)..............           484,380              -             484,380               -
              Weighted average common stock equivalents.....           698,500        1,370,126           698,500         1,370,126
              Less: Assumed purchase of treasury stock......          (198,717)      (1,044,138)         (229,991)       (1,030,500)
                                                               ---------------   --------------   ---------------   ---------------
                Weighted average number of common and common
                  equivalent shares outstanding.............        11,140,250       12,832,836        10,578,017        12,802,031
                                                               ===============   ==============   ===============   ===============
Net income..................................................           $98,743         $621,321          $411,922          $722,736
                                                               ===============   ==============   ===============   ===============
Net income per common and common equivalent share...........             $0.01            $0.05             $0.04             $0.06
                                                               ===============   ==============   ===============   ===============

Notes:
(1) For the three months and six months ended June 30, 1996, all common and common equivalent share amounts have been restated to reflect the 10-for-1 stock split on April 25, 1996 as if in effect from the date of issuance.

(2) For the three months and six months ended June 30, 1996, all shares of convertible preferred stock are considered common stock equivalents and are included using the if-converted method, adjusted for the 10-for-1 stock split, except where their effect would be anti-dilutive.

(3) In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 83, issuances of common stock and common stock equivalents, within one year prior to the initial filing of the registration statement, at share prices below the initial public offering price are considered to have been made in anticipation of the contemplated public offering. Accordingly, these stock issuances are treated as if issued and outstanding, using the treasury stock method for options, for the three months and six months ended June 30, 1996.

(4) Fully diluted net income per common and common equivalent share is not presented as it was the same for all periods presented.

(5) The supplemental pro forma net income per common share is computed in the same manner as historical net income per share except that all outstanding shares of preferred stock, which were converted into common stock upon the closing of the initial public offering, were treated as having been converted into common stock at the date of original issuance.